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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10(a)

                              AMENDED AND RESTATED

                          PURCHASE AND SUPPLY AGREEMENT

         This Amended and Restated Purchase and Supply Agreement (the "Agreement"), effective as of June 21, 2004 (the "Effective Date"), is made by and between DUSA Pharmaceuticals, Inc., a New Jersey corporation, having offices at 25 Upton Drive, Wilmington, Massachusetts 01887 ("DUSA"), and National Biological Corporation, an Ohio corporation having offices at 1532 Enterprise Parkway, Twinsburg, OH 44087 ("NBC").

                                   BACKGROUND

         WHEREAS, DUSA and NBC entered into a certain Purchase and Supply Agreement on November 5, 1998, pursuant to which DUSA purchases units of the Light Source (defined below) and NBC manufactures and supplies units of the Light Source (the "Original Purchase and Supply Agreement"); and

         WHEREAS, the parties recognize that the Original Purchase and Supply Agreement does not meet the needs of the parties and the parties wish to continue their relationship under this Amended and Restated Purchase and Supply Agreement, all as set forth herein below.

         NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "BLU-U(R) Trademark" shall mean the "BLU-U" trademark that DUSA has registered in connection with the Light Source, or such other trademark that DUSA registers for use with the Light Source in jurisdictions in which "BLU-U" is not selected by DUSA for use.

         1.2 "Confidential Information" shall have the meaning as set forth in
Section 9.1 below.

         1.3 "DUSA Technology" shall mean DUSA Patents and DUSA Technical Information.

                  1.3.1 "DUSA Technical Information" shall mean [C.I.], including, but not limited to: [C.I.]; in each case that is possessed by DUSA as of the Effective Date or [C.I.] during the term of this Agreement, to the extent such relates to the [C.I.] of the Light Source and to the extent that DUSA owns or controls the same.

                  1.3.2 "DUSA Patents" shall mean all patents and all reissues, renewals, re-examinations and extensions thereof, and patent applications therefor, and any divisions or continuations, in whole or in part, thereof, which claim the [C.I.] and that are owned or controlled by DUSA during the term of this Agreement.

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that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

         1.4 "FDA" shall mean the United States Food and Drug Administration.

         1.5 "Force Majeure Event" shall have the meaning as set forth in
Section 12.3 below.

         1.6 "HPPB" shall mean the Canadian Health Products and Protection
Branch.

         1.7 "Light Source" shall mean DUSA's 4170 BLU-U(R) meeting the then current Specifications therefor together with the Stand.

         1.8 "NBC Technology" shall mean NBC Patents and NBC Technical Information.

                  1.8.1 "NBC Technical Information" shall mean [C.I.], including, but not limited to: [C.I.]; in each case that is possessed by NBC as of the Effective Date or [C.I.] during the term of this Agreement, to the extent such relates to the [C.I.] of the Light Source and to the extent that NBC owns or controls the same. For the avoidance of doubt, NBC Technology relates to the [C.I.].

                  1.8.2 "NBC Patents" shall mean all patents and all reissues, renewals, re-examinations and extensions thereof, and patent applications therefor, and any divisions or continuations, in whole or in part, thereof, which claim [C.I.] and that are owned or controlled by NBC during the term of this Agreement.

         1.9 "Output Regulating Circuitry System" shall mean, collectively and individually, the [C.I.] of a Light Source.

         1.10 "Plastic Housing" shall mean that portion of the outer plastic covering of the Light Source designed by DUSA.

         1.11 "QS" shall mean current Quality Systems regulations, including without limitation 21 CFR Part 820, et. seq., policies and guidance documents promulgated by the FDA for the design, manufacture, processing or packaging of medical devices, ISO 13485 Medical Devices - Quality Management Systems - Requirements for Regulatory Purposes, and corresponding regulatory standards and regulations required by other applicable regulatory agencies. QS shall also include those Quality Systems requirements specified by DUSA in the Specifications.

         1.12 "Specifications" shall mean the specifications set forth in Exhibit A-1, as may be modified in accordance with Section 3.6 below.

         1.13 "Stand" shall mean the stand for the Light Source meeting the then current Specifications therefor, which Specifications are agreed to and updated by the parties hereto.

         1.14 "U-Type Bulb" shall mean a U-shaped fluorescent bulb described on Drawing No. 8BU-417 set forth in Exhibit A-2, that meets or is similar to the Specifications.

         1.15 "UBL Trademark" shall mean the "UBL" and "NBC-UBL" trademarks that NBC uses in connection with its products.

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                    ARTICLE 2
                                     SUPPLY

         2.1 Light Source Supply. Subject to the terms and conditions of this Agreement, NBC shall supply to DUSA quantities of the Light Source ordered by DUSA from time to time during the term of this Agreement on a purchase order basis. The parties recognize and acknowledge that DUSA's business is currently dependent on the supply of the Light Source to DUSA by NBC as specified hereunder.

         2.2 Orders.

                  2.2.1 Orders. DUSA shall place orders with NBC for delivery of a quantity of Light Source units on written notice [C.I.] prior to the requested delivery date. NBC shall accept such orders from DUSA, subject to the remaining terms and conditions of this Agreement.

                  2.2.2 Form of Orders. DUSA's orders shall be made pursuant to a written purchase order which is in the form attached hereto as Exhibit B, and shall provide for shipment in accordance with the delivery dates set forth in the purchase orders. At all times during this Agreement, NBC shall use its reasonable best efforts to meet the monthly delivery dates set forth in each purchase order. Notwithstanding the foregoing language, NBC shall ship Light Source units in inventory as requested pursuant to Section 2.5 below. Any change to a purchase order may be made by the issuance of a written amended change order by both parties. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENTS OR SIMILAR STANDARDIZED FORMS GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED UNLESS SPECIFICALLY AGREED OTHERWISE BY A WRITING SIGNED BY BOTH PARTIES PURSUANT TO SECTION 12.12.

                  2.2.3 Delays. DUSA shall be entitled to reschedule deliveries of the Light Source ordered hereunder, for [C.I.] provided that DUSA notifies NBC of such desired changes, in writing, at least [C.I.] prior to the scheduled delivery date. Without limiting the foregoing, if such delay is greater than [C.I.], NBC may invoice DUSA for the Light Source so delayed and DUSA will [C.I.] to such Light Source [C.I.]; in which case NBC agrees to: (i) maintain a written record identifying such Light Source as [C.I.], (ii) maintain such Light Source [C.I.], and (iii) [C.I.]. Furthermore, if such rescheduling represents a delay in shipment of more than [C.I.] from the original delivery date, DUSA shall [C.I.] on such delayed Light Source during such extended period and [C.I.]. For avoidance of doubt, the preceding provisions of this Section 2.2.3 shall not in anyway limit DUSA's rights of inspection and rejection set forth in
Section 3.3 below.

         2.3 Compensation; Quote and Price.

                  2.3.1 Compensation. In consideration for [C.I.] to the Original Purchase and Supply Agreement contained in this Agreement, DUSA shall pay to NBC upon execution of this Agreement by both parties One Hundred Ten Thousand Dollars ($110,000.00).

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that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                  2.3.2 Quote and Price. The price to be paid by DUSA per Light Source unit ordered by DUSA during the next [C.I.] shall be set forth in Exhibit C hereto. NBC agrees to provide to DUSA quotes for [C.I.] of the Light Source on a per [C.I.] no later than the Effective Date of this Agreement.

         2.4 Packaging. Units of Light Source shall be packaged in containers and labeled in accordance with the Specifications.

         2.5 Delivery. NBC shall deliver quantities of Light Source units ordered by DUSA on the dates specified in DUSA's purchase orders submitted in accordance with Section 2.2 above. All units of Light Source shall be delivered [C.I.] to the location specified by DUSA prior to the shipping date therefor. The carrier shall be selected by agreement between DUSA and NBC, provided that in the event no such agreement is reached, DUSA shall select the carrier. Each shipment shall be insured for the benefit of DUSA. So long as NBC receives shipment notification by 3:00pm EST pursuant to a purchase order for Light Source units in inventory, NBC shall ship the units of Light Source on the same business day, or on the next business day for orders received after 3:00pm EST.

         2.6 Invoicing; Payment. Unless [C.I.] as set forth in Section 2.2.3 or
2.2.4 above, NBC shall submit an invoice to DUSA [C.I.] of the Light Source ordered by DUSA hereunder. All invoices shall be sent to the address specified in the purchase order or as otherwise instructed by DUSA in writing, and each such invoice shall state the aggregate and unit Price for the Light Source in a given shipment, [C.I.] to the purchase or shipment initially [C.I.]. All payments hereunder shall be made in U.S. Dollars, by [C.I.]. Payment shall be due to NBC within [C.I.] from the date of an invoice issued hereunder; provided that payment made within [C.I.] of the foregoing shall be subject to a [C.I.]. Notwithstanding the foregoing, NBC shall invoice [C.I.] separately on a [C.I.] and DUSA agrees to remit payment therefor [C.I.]. In addition, such shipping and handling charges shall not be subject to [C.I.]. Any [C.I.] shall be subject to interest at the [C.I.] per month or the highest rate allowable under applicable law, on the number of days overdue.

                                    ARTICLE 3
                                     QUALITY

         3.1 Quality. Each Light Source supplied by NBC shall materially conform with the current Specifications therefor and shall be manufactured in accordance with all applicable QS manufacturing and record keeping procedures and regulatory approvals of the FDA and/or HPPD for the Light Source at NBC's plant located at 1532 Enterprise Parkway, Twinsburg, Ohio 44087 (the "Facility"). Notwithstanding anything herein to the contrary and for the avoidance of doubt, all Specifications shall be deemed to be material.

         3.2 Quality Control. Prior to each shipment of the Light Source, NBC shall perform quality control procedures, inspections and tests to verify that the Light Source to be shipped conform materially with the Specifications. Each shipment of components of the Light Source shall be accompanied by a certificate of conformance describing all current requirements of the Specifications, results of tests performed certifying that the Light Source supplied have been

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

manufactured, controlled and released according to the Specifications and all relevant QS requirements at the Facility stipulated under Section 3.1 above. Without limiting the foregoing, if NBC's performance of the inspection and applicable testing procedures described in Exhibit D requires [C.I.], then DUSA agrees to either (i) [C.I.] or (ii) [C.I.]; provided that in either such case the following shall apply: NBC shall hold such equipment at NBC's risk and shall replace the same if they are lost, damaged or destroyed. NBC shall maintain such equipment in good condition (subject to normal wear and tear); and such equipment shall be subject to [C.I.] upon expiration or termination of this Agreement. Accordingly, NBC agrees to cooperate with DUSA in the filing of any UCC financing statements relating to such equipment as DUSA may deem necessary or useful. In addition, NBC shall use such equipment solely for the testing and inspection of Light Source units hereunder, unless otherwise agreed by DUSA. Furthermore, NBC shall properly maintain tooling and test equipment whether owned by DUSA or NBC during the Term of this Agreement and the Support Period.

         3.3 Acceptance/Returns.

                  3.3.1 General. Acceptance by DUSA of Light Source units delivered by NBC hereunder shall be subject to inspection and applicable testing as generally described in Exhibit D by DUSA or its designee. If on such inspection DUSA or its designee discovers that any Light Source shipped hereunder fails to materially conform with the Specifications or otherwise fails to materially conform to the warranties given by NBC in Section 6.1 below, DUSA or such designee may reject such Light Source, which rejection shall be accomplished by giving written notice to NBC specifying the manner in which such Light Source fails to meet the foregoing requirements and request a Return Material Authorization ("RMA") from NBC. DUSA or its designee shall return the nonconforming Light Source in accordance with NBC's reasonable instructions with the RMA attached [C.I.]. Upon receipt of the nonconforming Light Source NBC shall promptly issue to DUSA a credit for all amounts invoiced (including shipping and handling charges) for such Light Source. NBC shall use its best efforts to replace the Light Source returned by DUSA within the shortest possible time. The replacement of nonconforming Light Source units shall have priority over the supply of Light Source units ordered for shipment under
Section 2.2 prior to the return or any time after the return of the nonconforming Light Source unit to NBC. The warranties given by NBC in Section
6.1 below shall survive any failure to reject by DUSA under this Section 3.3.

                  3.3.2 Settlement of Claims. In case of a disagreement between the parties regarding whether a particular Light Source unit materially complies with the Specifications, the claim shall be [C.I.] or [C.I.] mutually agreed upon by the parties [C.I.], the appointment of which shall not be unreasonably withheld or delayed by either party. The determination of [C.I.] with respect to such dispute shall be final and binding upon the parties. The parties and the [C.I.] shall use their best efforts to [C.I.] as set forth above. The fees and expenses of the [C.I.] shall be paid [C.I.] is made.

                  3.3.3. Returns. In the event Light Sources or accessories such as caster kits or safety goggles are returned to NBC by a customer of DUSA for repair, NBC shall inspect and evaluate such returned goods for failure analysis or customer complaints and report its findings

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

in writing to DUSA's Quality Assurance Department within [C.I.] of receipt by NBC of such returned goods.

         3.4 Latent Defects. It is recognized that it is possible for a Light Source to have defects which are not be discovered upon reasonable physical inspection or testing ("Latent Defects"). As soon as either party becomes aware of a Latent Defect in any Light Source it shall immediately notify the other party as to the serial number(s) of the Light Source(s) involved, which at DUSA's election, shall be deemed rejected as of the date of such notice. NBC agrees to [C.I.] all Light Source(s) so involved [C.I.]. For purposes of this
Section 3.4, "defect" shall mean that a Light Source fails to conform to the warranties given by NBC herein; however, "defect" for purposes of the foregoing, shall [C.I.].

         3.5 Presence at Facility. Upon [C.I.] given by DUSA to NBC, DUSA shall have the right to assign a reasonable number of employees or consultants of DUSA to inspect and audit the Facility at which Light Source are manufactured in order to verify NBC's compliance with QS and other agreed requirements, provided, however that (i) such employees or consultants shall not unreasonably interfere with other activities being carried out at the Facility, (ii) that such employees or consultants shall observe all rules and regulations applicable to visitors and to individuals employed at the Facility, and (iii) such employees or consultants agree to maintain the Confidential Information of NBC in accordance with Article 9 below.

         3.6 Changes. DUSA shall have the right to modify the Specifications from time to time. All such modifications shall be in writing and shall be signed by an authorized representative of DUSA and NBC, and shall be effective for orders of applicable units placed after such notice. If such modifications result in a material change in [C.I.] as shown by [C.I.], the parties shall agree upon [C.I.] of the Light Source hereunder; and if such modifications result in a delay in delivery, the parties shall negotiate a reasonable extension of the affected lead times. NBC shall not make any changes in the manufacturing process, materials or critical suppliers without the prior written consent of DUSA which shall not be unreasonably withheld.

                                    ARTICLE 4
                                    LICENSES

         4.1 To NBC. DUSA hereby grants to NBC a [C.I.] license under the DUSA Technology to manufacture the Light Source to the extent it is ordered by DUSA hereunder and to deliver such Light Source to DUSA or its designee as specified in this Agreement. The foregoing license shall be [C.I.] with the prior written consent of DUSA. For the avoidance of doubt, there is no other license or right whatsoever being granted to NBC by DUSA under DUSA Technology by the terms of this Agreement.

         4.2 To DUSA. NBC hereby grants to DUSA an [C.I.] license under the NBC Technology to import, make or have made, use, sell, have sold and otherwise dispose of the Light Source, including without limitation, to purchase directly from NBC's supplier for DUSA's use and benefit, and for resale or other disposition, the U-Type Bulb, in the Light Source or any light device sold by DUSA. NBC shall provide to DUSA or its designee copies of all documentation within NBC's control that is reasonably necessary for DUSA to exercise the

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

licenses granted hereunder, and shall reasonably cooperate with DUSA to establish supply of Light Source, including sources of components and other materials. In the event that DUSA has Light Source manufactured by a third party, DUSA shall obtain from such third party a written confidentiality agreement to protect against the unauthorized use and disclosure of NBC's Confidential Information.

         4.3 NBC Retention of Rights. Nothing herein shall be interpreted to limit or restrict NBC's rights to import, manufacture, sell or supply a U-Type bulb or other bulbs, either alone or in conjunction with or incorporated in any type of device provided that such device is not the Light Source and NBC does not use the BLU-U(R) Trademark.

                                    ARTICLE 5
                               REGULATORY MATTERS

         5.1 Regulatory Approvals. The parties understand and agree that DUSA, itself or through its agents, shall have the sole right to correspond with and submit regulatory applications and other filings necessary for the sale of Light Source to the FDA, HPPB or other foreign regulatory agencies to obtain approvals to import, export, sell or otherwise commercialize the Light Source alone or with other products (collectively, "Approvals") as DUSA deems useful or necessary. Accordingly, except as otherwise required by law, NBC shall not correspond directly with the FDA, HPPB or any other regulatory agency relating to the process of obtaining Approvals or any obtained Approval for the Light Source, without DUSA's prior written permission. Notwithstanding the foregoing, NBC agrees to assist DUSA, as requested by DUSA, in preparing, submitting and maintaining applications for such Approvals which shall be owned by DUSA.

         5.2 Information. Without limiting the provisions of Section 5.1 above, NBC shall promptly provide DUSA all written and other information, in NBC's possession or control, necessary or useful for DUSA to apply for, obtain and thereafter maintain Approvals for the Light Source, including without limitation information relating to [C.I.] of the Light Source or other such information required to be submitted to the FDA (or its foreign equivalent) in the form of a marketing application. Except as otherwise expressly provided herein, DUSA shall restrict the use of such information solely for the foregoing purposes. Without limiting the foregoing and subject to Section 5.5 below, NBC agrees to immediately inform DUSA when any such information is no longer current and reflective of current manufacturing practices, procedures or the Specifications and to provide updated information to DUSA.

         5.3 Inspections. NBC shall permit the FDA, HPPB and other regulatory agencies to conduct inspections of the Facility as the FDA or such other regulatory agencies may request, and shall cooperate with the FDA, HPPB or such other regulatory agencies with respect to such inspections and any related matters. NBC agrees to give DUSA prior notice (when possible) of any such inspections, and to keep DUSA informed about the results and conclusions of each such regulatory inspection, including actions taken by NBC to remedy conditions cited in such inspections. In addition, NBC shall allow DUSA or its representative to assist in the preparation for and be present at such inspections. NBC shall provide DUSA with copies of any written inspection reports issued by such agencies and all correspondence between NBC and the agency

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

related thereto, including, but not limited to, FDA Form 483, Notice of Observation, and all correspondence relating thereto. DUSA and its regulatory consultants, agents, marketing partners or other third parties agreed upon in advance by NBC, under reasonable confidentiality requirements, shall have access, to all quality assurance and QS audits of NBC for the purposes of assessment of regulatory compliance, to the buildings, records and areas of the Facility involved in the manufacture, testing, storage and shipment of the Light Source.

         5.4 DUSA Cooperation. DUSA agrees to keep NBC informed as to the status of Approvals for Light Source supplied hereunder.

         5.5 Maintenance of Approvals. Notwithstanding anything herein to the contrary, NBC shall not undertake any modifications to the Light Source design, manufacturing, processing, critical suppliers or packaging that could delay or otherwise impact the Approvals or other regulatory submissions, including without limitation, regulatory product reviews, Investigational New Drug applications (INDs), New Drug Applications (NDAs) or any other compliance status without prior written agreement of DUSA. NBC shall obtain and maintain all licenses, permits and registrations other than Approvals (e.g., business licenses and the like) necessary to manufacture the Light Source and supply them hereunder.

         5.6 Reporting. Pursuant to the FDA's and other applicable regulatory agency's regulations and policies, DUSA may be required to report to such regulatory agency information that reasonably suggests that a Light Source may have caused or contributed to the death or serious injury or has malfunctioned and that the Light Source would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Accordingly, NBC agrees to inform DUSA of any such information promptly after becoming aware of it so that DUSA can comply with such reporting requirements. Furthermore, each shall assist the other in the investigation of incidents and near incidents, as applicable, to enable DUSA to fulfill all Directive (as defined below) obligations. Each party shall inform the other of its awareness of any issue or potential resulting in "unsafe" product. It is understood and agreed that reporting to DUSA shall be within twenty-four (24) hours to enable DUSA to comply with applicable reporting requirements.

         5.7 Regulatory Compliance. Each party shall copy the other with written information regarding patient safety, Light Source efficacy or recalls. DUSA shall be responsible for submitting any medical device report ("MDR") to the FDA required by 21 CFR Part 803 et seq. as necessary. NBC will promptly assist DUSA in any investigation relating to the potential need to file an MDR so that all regulatory requirements can be met on a timely basis. NBC agrees to manufacture the Light Source in accordance with current Good Manufacturing Practices ("GMP") pursuant to Regulation 21 U.S.C. 360 et. seq. and 21 CFR Part 820 et seq. and will permit DUSA to perform GMP audits upon reasonable notice and at agreed upon times, at DUSA's expense. In addition, NBC shall manufacture the Light Source in accordance with ISO 13485 and the Medical Device Directive 93/94/EEC dated June 14, 1993, as amended from time to time (the "Directive"), in order for the units to be eligible for the CE mark. In addition, NBC shall provide to DUSA all necessary technical file documentation to support the CE mark for the Light Source. NBC shall operate under a certified "quality system" (i.e. ISO 13485) for the production of the Light Source and shall maintain the necessary supporting technical

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

documentation for a period of at least seven (7) years after the last Light Source unit has been shipped to DUSA.

                                    ARTICLE 6
                           PRODUCT WARRANTIES/SERVICE

         6.1 Product Warranties. NBC warrants and represents that:

                  6.1.1 Specifications. All Light Source supplied hereunder shall upon delivery to DUSA or such other location as specified by DUSA comply with the Specifications and shall conform with the information shown on the certificate of conformance provided for the particular shipment according to
Section 3.2 hereof;

                  6.1.2 QS. The Facility, and all Light Source units supplied hereunder upon delivery to DUSA or such other location as specified by DUSA, meet all applicable regulatory requirements (including applicable QS regulations) imposed by applicable regulatory agencies with respect to any Approval;

                  6.1.3 Materials and Workmanship. Each Light Source shall be free from defects in materials, workmanship and design for a period of [C.I.] after its receipt by the end user (the "Warranty Period"). The foregoing warranty set forth in this Section 6.1.3 [C.I.] or (ii) [C.I.];

                  6.1.4 Limitations. For avoidance of doubt, defects in the manufacture of the [C.I.] shall be covered by the warranties in this Section 6.1; provided, however, that NBC [C.I.] in the [C.I.] in accordance with applicable industry standards; and

                  6.1.5 No Encumbrance. Title to all Light Source supplied hereunder shall pass as provided herein free and clear of any security interest, lien, or other encumbrance.

         6.2 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 6.1, NBC MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE LIGHT SOURCES, AND NBC HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR [C.I.]. EXCEPT FOR LIABILITY ARISING OUT OF ARTICLE 11 BELOW AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, [C.I.].

         6.3 Warranty Service. During the Warranty Period, NBC agrees, [C.I.] any Light Source failing to meet the warranties provided hereunder. Without limiting the foregoing, NBC shall use best efforts to provide on-site warranty repair service to end-users within [C.I.].

         6.4 Out-of-Warranty Service; Spare Parts. NBC hereby undertakes to maintain repair capability for the Light Source during the term of this Agreement and for [C.I.] thereafter (the "Support Period") subject to its ability to source applicable components from third parties. In accordance with the foregoing, NBC shall, if requested by DUSA, provide out-of-warranty service on reasonable and customary terms and conditions, including reasonable adjustments for increased labor costs during the Support Period. In addition during the Support Period, NBC agrees to [C.I.] spare and replacement parts [C.I.] and lead times therefor as may be required to

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Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

service and maintain Light Source units. Where there are no [C.I.], such spare or replacement parts shall be provided [C.I.] and customary prices and lead times, and in any event NBC's prices, terms and conditions for providing services under this Section 6.4 shall be no less favorable to the customer than those offered by NBC to a third party for similar services or parts. Notwithstanding the foregoing, neither DUSA nor its customers shall have any obligation to order any such service, or spare or replacement parts from NBC.

         6.5 Epidemic Failures. In addition to and without limiting the warranties given above, where a defect in the design [C.I.] of the Light Source which effects a [C.I.] of the total units of any particular Light Source model (by SKU number) supplied hereunder (an "Epidemic Failure"), NBC shall, [C.I.], remedy such Epidemic Failure in all units of such Light Source model (previously supplied or to be supplied hereunder).

         6.6 Recalls. In the event that DUSA is required by any regulatory agency to recall the Light Source or if DUSA voluntarily initiates a recall of the Light Source and in either case such recall is a result of a breach of any of the warranties under Section 6.1.1 through 6.1.3 above, [C.I.]. NBC will notify DUSA of any information, which may lead to recall of any Light Source. In case of a voluntary recall of the Light Source, DUSA will retrieve all units of the Light Source, as the case may be, at its expense, with all direct expense:
(a) to be reimbursed by NBC immediately where recall is the sole responsibility of NBC; and (b) to be borne by DUSA where recall is the sole responsibility of DUSA. In situations of shared responsibility, costs will be shared equally by the parties. In addition, NBC agrees to cooperate with and assist DUSA in locating and retrieving, if necessary, units of the Light Source recalled for any reason. A recall of DUSA's products (including the Light Source) for any reasons other than those set forth in this Section 6.6 (including reasons due to force majeure) above shall not affect DUSA's obligation to purchase Light Source units in accordance with Article 2 herein above, as may be modified, or DUSA's obligation under any outstanding purchase order hereunder.

         6.7 Documentation. NBC agrees to develop and provide to DUSA documentation describing routine maintenance, service and care of the Light Source. In addition, upon DUSA's request, NBC agrees to provide DUSA such other information and documentation as DUSA may reasonably require in order to fulfill standard maintenance and support requirements on reasonable and customary terms and conditions.

                                    ARTICLE 7
                                   TRADEMARKS

         7.1 Packaging and Labeling. NBC shall be responsible for packaging and labeling the Light Source delivered hereunder in accordance with DUSA's Specifications, standard trade dress and style and all applicable regulatory requirements.

         7.2 Trademarks. Without limiting the provisions of Section 7.1 above, packaging materials and labels for the Light Source shall display the BLU-U(R) Trademark and the DUSA trade name (collectively, the "DUSA Marks"). Accordingly, DUSA hereby grants to NBC a license to use the DUSA Marks for the term of this Agreement for the purposes of supplying the Light Source hereunder. The ownership and all goodwill from the use of the DUSA Marks shall

                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

vest in and inure to the benefit of DUSA. NBC hereby acknowledges DUSA's ownership rights in the DUSA Marks, and accordingly agrees that at no time during or after the term of this Agreement to challenge or assist others to challenge the DUSA Marks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to such DUSA Marks. DUSA obtains no rights to use, and may not use, the UBL Trademark for any purpose, except to resell products manufactured by and purchased by DUSA from NBC, where NBC has imprinted the UBL Trademark.

                                    ARTICLE 8
                              TERM AND TERMINATION

         8.1 Term. The term of this Agreement shall commence on the Effective Date and continue in full force until November 5, 2008, unless terminated earlier in accordance with this Article 8. This Agreement may be extended for an additional period by mutual written agreement of NBC and DUSA [C.I.]; provided, however, that neither NBC nor DUSA shall be obligated to approve any such extension and shall have no liability whatsoever by reason of any failure to agree on any such extension.

         8.2 Breach. This Agreement may be terminated and/or any outstanding purchase order may be canceled by either party if the other party breaches any material term or condition of this Agreement and fails to remedy the breach within [C.I.] after being given written notice thereof. Notwithstanding the foregoing, in the event of breach by either party, the other party's right to terminate shall be stayed if the breaching party proposes a mutually agreeable plan to remedy such breach within the foregoing [C.I.] and remedies such breach within [C.I.] after being given written notice thereof. It is understood and agreed that this Section 8.2 is subject to the provisions of Section 12.3 below, excusing performance where performance is rendered impossible due to a Force Majeure Event, including without limitation failure of suppliers, in each case where such failure is beyond the reasonable control of the nonperforming party. For avoidance of doubt, among other things a delay by NBC of more than [C.I.] of the delivery date of any shipment of Light Source ordered in accordance with
Section 2.2 shall be deemed material.

         8.3 Convenience. Either party may terminate this Agreement upon twelve
(12) months' prior written notice to the other party.

         8.4 Termination for Insolvency. Either party may terminate this Agreement and any outstanding purchase order if the other becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition or the benefit of creditors, if that petition or proceeding is not dismissed with prejudice [C.I.] after filing.

         8.5 Survival. It is understood that termination or expiration of this Agreement shall not relieve a party from any liability which, at the time of such termination or expiration, has already accrued to the other party, including NBC's obligations during the Support Period. The provisions of Sections 3.3, 3.4, 4.2, 8.4 and 8.5 and Articles 1, 5, 6, 9, 11, and 12 shall survive the termination of this Agreement for any reason. Except as otherwise expressly provided in this

                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

Article 8, all other rights and obligations of the parties shall terminate upon termination of this Agreement.

                                    ARTICLE 9
                                 CONFIDENTIALITY

         9.1 Confidential Information. The parties may from time to time disclose to each other Confidential Information. "Confidential Information" shall mean [C.I.]. Notwithstanding the foregoing or anything herein to the contrary, Confidential Information shall not include any information that, in each case as demonstrated by written documentation: (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; (iv) was subsequently lawfully disclosed to the receiving party by a person other than the disclosing party; or (v) is developed independently by the receiving party without use of or reliance on the Confidential Information of the other party.

         9.2 Confidentiality. Each party agrees to hold and maintain in strict confidence all Confidential Information of the other party. Without limiting the foregoing, neither party shall use or disclose the Confidential Information of the other party, except as otherwise permitted by this Agreement or as may be necessary or useful to exercise its rights or perform its obligations under this Agreement. Nothing contained in this Article 9 shall prevent either party from disclosing any Confidential Information of the other party to (a) regulatory agencies for the purpose of obtaining approval to distribute and market the Light Source (or products incorporating the Light Source); provided, however, that all reasonable steps are taken to maintain the confidentiality of such Confidential Information to be disclosed; (b) to accountants, lawyers or other professional advisors or in connection with a merger, acquisition or securities offering, subject in each case to the recipient entering into an agreement to protect such Confidential Information from disclosure; or (c) is required by law or regulation to be disclosed; provided, however, that the party subject to such disclosure requirement has provided written notice to the other party promptly upon receiving notice of such requirement in order to enable the other party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

         10.1 NBC. NBC represents and warrants that: (i) it has full power to enter into this Agreement and to grant to DUSA the rights granted to DUSA hereunder; (ii) it has obtained all necessary corporate approvals to enter into and execute the Agreement; (iii) it has not entered and will not enter into any agreements with any third party that are inconsistent with this Agreement; (iv) NBC has not granted any rights to any third parties to subject matter which would otherwise be included within the definition of NBC Technology; and (v) NBC shall fully comply with the requirements of any and all applicable federal, state, local and foreign laws,

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

regulations, rules and orders of any governmental body having jurisdiction over the activities contemplated by this Agreement.

         10.2 DUSA. DUSA represents and warrants that: (i) it has full power to enter into the Agreement; (ii) it has obtained all necessary corporate approvals to enter and execute into this Agreement; (iii) it has not entered and will not enter into any agreements with any third party that are inconsistent with this Agreement; and (iv) DUSA shall fully comply with the requirements of any and all applicable federal, state, local and foreign laws, regulations, rules and orders of any governmental body having jurisdiction over the activities contemplated by this Agreement and the distribution of the Light Source.

         10.3 Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 10 AND SECTION 6.1 ABOVE, NEITHER PARTY MAKES ANY WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH ADDITIONAL WARRANTIES.

                                   ARTICLE 11
                                 INDEMNIFICATION

         11.1 DUSA. DUSA shall indemnify, defend and hold harmless NBC, its directors, officers, employees, agents, successors and assigns from and against [C.I.] against any of them by a third party alleging (i) [C.I.]; (ii) [C.I.]; and (iii) [C.I.], in each case subject to the requirements set forth in Section
11.3 below. Notwithstanding the foregoing, DUSA shall have no obligations under this Article 11 for any liabilities, expenses or costs arising out of or relating to claims covered under Section 11.2 below.

         11.2 NBC. NBC shall indemnify, defend and hold harmless DUSA, [C.I.], in each case subject to the requirements set forth in Section 11.3 below. Notwithstanding the foregoing, NBC shall have no obligations under this Article 11 for any liabilities, expenses or costs arising out of or relating to claims covered under Section 11.1 above.

         11.3 Indemnification Procedure. A party that intends to claim indemnification (the "Indemnitee") under this Article 11 shall promptly notify the indemnifying party (the "Indemnitor") in writing of any third party claim, suit or proceeding included within the indemnification described in this Article 11 above (each a "Claim") with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification under this Article 11 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor. The Indemnitee under this
Article 11, and its employees, at the Indemnitor's request and expense, provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to such Claims.

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

         11.4 Insurance. Each party shall secure and maintain in effect during the term of this Agreement and for a period of [C.I.] insurance policy(ies) underwritten by a reputable insurance company and in a form and having limits of at least [C.I.] in the aggregate for exposures related to the Light Source. Additionally, each party shall [C.I.]. Upon request by the other party hereto, certificates of insurance evidencing the coverage required above shall be provided to the other party.

                                   ARTICLE 12
                                     GENERAL

         12.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the United States and the State of New Jersey without reference to conflict of laws principles and excluding the 1980 U.N. Convention on Contracts for the International Sale of Goods.

         12.2 Disputes.

                  12.2.1 Negotiations. If NBC and DUSA, are unable to resolve any dispute between them, either NBC or DUSA may, by written notice to the other, have such dispute referred to [C.I.], for attempted resolution by good faith negotiations within [C.I.]. Unless otherwise mutually agreed, the negotiations between [C.I.] and at times within the period stated above [C.I.] for consideration. If the parties are unable to resolve such dispute in accordance with the aforementioned procedure or within [C.I.], either party shall have the right to pursue any and all other remedies available to such party, with the costs of such other remedies to be paid by the non-prevailing party upon final judgment and the expiration of all appeals. Except as otherwise provided in this Section 12.2, each party shall pay its own legal fees, disbursements and other expenses incurred.

                  12.2.2 Arbitration. Any dispute arising between the parties hereunder shall be resolved by arbitration in Cleveland, Ohio, according to the Rules of the American Arbitration Association, and the award of the arbitrator(s) shall be [C.I.]. The arbitrator, if a sole arbitrator, or the chairman, if a panel of three arbitrators, shall be a lawyer with experience in handling technical disputes and the other panel members shall have experience in technical, engineering and/or medical device related cases. In the event a demand for arbitration is filed pursuant hereto, the parties shall have the same rights to discovery under the Federal Rules of Civil Procedure as if the dispute had been filed as an original action in the United States District Court for the jurisdiction in which the arbitration is brought. Any arbitration brought by DUSA shall be held in Cleveland, Ohio, and the Court in Ohio shall have jurisdiction and shall be authorized to enforce said rights as if the entire dispute were pending before said Court. Any arbitration brought by NBC shall be held in Boston, Massachusetts and the Court in Massachusetts shall have jurisdiction and shall be authorized to enforce said rights as if the entire dispute were pending before said Court.

         12.3 Force Majeure. Nonperformance of any party (except for the payment of money and acceptance by DUSA of Light Source pursuant to an outstanding purchase order hereunder) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake,

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party (each a "Force Majeure Event"). Notwithstanding the foregoing, NBC's delay of the delivery date of any shipment of Light Source ordered in accordance with Section 2.2 shall not be excused for more than [C.I.] pursuant to this Section 12.3. This Section 12.3 shall not be deemed to limit DUSA's rights under Section 4.2 above.

         12.4 Delays. [C.I.] performance of the party's obligations under this Agreement.

         12.5 Assignment. The parties agree that their rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other party hereto. Any assignment in violation of this Section 12.5 shall be null and void. Notwithstanding the foregoing, either party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee has agreed to be bound by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         12.6 Notices. Any notice or report required or permitted to be given or made under this Agreement by either party shall be in writing and delivered to the other party at its address indicated below (or to such other address as a party may specify by notice hereunder) by courier or by registered or certified airmail, postage prepaid, or by facsimile; provided, however, that all facsimile notices shall be promptly confirmed, in writing, by registered or certified airmail, postage prepaid. All notices shall be effective as of the date received by the addressee.

         If to NBC:                   National Biological Corporation
                                      1532 Enterprise Parkway
                                      Twinsburg, OH 44087
                                      Attn: President
                                      Fax: (330) 425-9614

         with a copy to:              Kahn Kleinman, LPA
                                      2600 Erieview Tower
                                      1301 East Ninth Street
                                      Cleveland, OH  44114-1824
                                      Attn: Michael H. Diamant, Esq.
                                      Fax: (216) 623-4912

         If to DUSA:                  DUSA Pharmaceuticals, Inc.
                                      25 Upton Drive Suite 1208
                                      Wilmington, Massachusetts 01887
                                      Attn: Vice President, Operations
                                      Fax: (978) 657-9193

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

         with a copy to:              Reed Smith LLP
                                      Princeton Forrestal Village
                                      136 Main Street, Suite 250
                                      Princeton, New Jersey 08536
                                      Attn: Nanette W. Mantell, Esq.
                                      Fax: (609) 951-0824

         12.7 Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except to prospective investors and to such party's accountants, attorneys and other professional advisors or as required by securities or other applicable laws, in which case the disclosing party shall seek confidential treatment to the extent available.

         12.8 Headings. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

         12.9 Non-Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either of the parties of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

         12.10 Severability. Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, such section or portion thereof shall be validly reformed so as to approximate the intent of the parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction, but the Agreement shall not otherwise be affected.

         12.11 Independent Contractors. The relationship of DUSA and NBC established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between DUSA and NBC. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

         12.12 Entire Agreement. The terms and provisions contained in the Agreement, including the Exhibits hereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties including the Original Purchase and Supply Agreement except to the extent the provisions of such Original Purchase and Supply Agreement are restated herein. No agreement or understanding varying or extending this Agreement shall be binding upon either party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

         12.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

DUSA PHARMACEUTICALS, INC.           NATIONAL BIOLOGICAL CORPORATION

By: /s/ Mark Carota                  By:    /s/ Mark W. Friedman
    -------------------------            ---------------------------------------

Name: Mark Carota                    Name:  Mark W. Friedman

Title: V.P. Operations               Title: President & Chief Operating Officer

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                  EXHIBIT "A-1"

                                  LIGHT SOURCE

                                     [C.I.]

                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                  EXHIBIT "A-2"

                             SOURCE CONTROL DRAWING

                                     [C.I.]

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT "B"

                             FORM OF PURCHASE ORDER

DUSA
DUSA Pharmaceuticals, Inc.                      PURCHASE
25 Upton Drive                                  ORDER NO.
Wilmington, MA 01887                                         Confirmation Only
978-657-7500 Phone                                           Do not Duplicate


REQUISITION NUMBER   ISSUE DATE   F.O.B  TERMS                        ORIGINATOR

TAX EXEMPT STATUS: TAX EXEMPT [ ]      TAXABLE [ ]   TAX EXEMPT NO.   SHIP VIA

VENDOR I.D. NUMBER                                 Ship to: DUSA Pharmaceuticals
                                                         25 Upton Drive
                                                         Wilmington, Ma 01887

                                       REV.
LINE   QUANTITY   U/M   ITEM NUMBER   LEVEL   DESCRIPTION   DUE DATE   UNIT PRICE   TOTAL
----   --------   ---   -----------   -----   -----------   --------   ----------   -----

NOTICE: DUSA Pharmaceuticals must be notified of any changes in the product(s) or service(s) provided so that DUSA may determine whether the changes will affect the quality of the finished product.

The above named supplier hereby agrees that their performance on this order conveys and confirms their acceptance / agreement to the terms and conditions of this order which may not be changed are mutually binding on the parties herewith, and supercedes all and every prior oral and / or written agreements, except those which are refercenced and / or incorporated herein on this purchase order and its attachments articles and exhibits.

_______________________________                  _______________________________
REFER ALL QUESTIONS TO (BUYER)      SUPPLIER          AUTHORIZED SIGNATURE

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                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT "C"

                                     PRICING

                                     [C.I.]

                                                                  Execution Copy

Note: Certain portions of this document have been marked "[c.i.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT "D"

                               ACCEPTANCE TESTING

                                     [C.I.]